Consent of Accountant


Make It Happen Management, Inc.
11423 West Bernardo Court
San Diego, California 92127


RE: Form 10-SB of Make It Happen Management, Inc. filed with the Securities and Exchange Commission on or about January 22, 2000 ("Form 10-SB")

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "financial statements".

Sincerely,



/s/ Jonathon P. Reuben
----------------------
Jonathon P. Reuben
An Accounting Corporation
23440 Hawthorne Blvd., Suite 270
Torrance, California 90505
Independent Auditors